EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission (the “SEC”) Amendment No. 1 to the Schedule 13D filed with the SEC on November 28, 2008 (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: July 13, 2009

                                                ACQUISITION HOLDINGS SUBSIDIARY I, LLC

                                                    By: MT Acquisition Holdings LLC

                                                    By: /s/ MarkThomas
                                                    Name: Mark Thomas
                                                    Title: President

                                                MT ACQUISITION HOLDINGS LLC

                                                    By: /s/ Mark Thomas
                                                    Name: Mark Thomas
                                                    Title: Sole Member

                                                    By: /s/ Mark Thomas
                                                    Name: Mark Thomas, as an individual